Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2021, relating to the consolidated financial statements of Verisk Analytics, Inc., and the effectiveness of the Verisk Analytics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verisk Analytics, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

May 20, 2021